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                                                                     Exhibit 8.2

               [Letterhead of Wilson Sonsini Goodrich & Rosati]

                               November 17, 2000


Catalytica Energy Systems, Inc.
430 Ferguson Drive
Mountain View, CA  94043-5273

Ladies and Gentlemen:

          We have acted as counsel to Catalytica Energy Systems, Inc. ("CESI"), a Delaware corporation, and Catalytica, Inc. ("Catalytica"), a Delaware corporation, in connection with the proposed distribution (the "Distribution") by Catalytica of all of its CESI stock immediately prior and as a condition to the merger (the "Merger") of Synotex Acquisition Corporation ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Synotex Company, Inc. ("Parent"), a Delaware corporation, with and into Catalytica, all pursuant to an Agreement and Plan of Merger dated as of August 2, 2000, by and among Parent, Merger Sub and Catalytica (the "Merger Agreement"). The Distribution and certain proposed transactions incident thereto are described in the Registration Statement on Form S-1 (the "Registration Statement") of CESI, and the Merger and certain proposed transactions incident thereto are described in the Definitive Proxy Statement of Catalytica on Schedule 14A (the "Proxy Statement"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-1 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

          In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Distribution and the Merger will be consummated in the manner contemplated by the Registration Statement and the Proxy Statement and in accordance with the provisions of the Merger Agreement, (ii) the truth and accuracy of the representations and warranties made by Catalytica, Parent and Merger Sub in the Merger Agreement, (iii) that the Distribution will be reported by Catalytica and Parent for federal income tax purposes in a manner consistent with the description set forth in the Prospectus under the heading "Material United States Federal Income Tax Considerations" and (iv) the truth and accuracy of the certificate of representations to be provided to us by Catalytica.

          Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Considerations," subject to the limitations and qualifications described therein, sets forth the material current federal income tax considerations generally applicable to the Distribution. Because this opinion is being delivered prior to the Distribution, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could
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Catalytica Energy Systems, Inc.
November 17, 2000
Page 2

affect the United States federal income tax consequences of the Distribution or that contrary positions may not be taken by the Internal Revenue Service.

          No opinion is expressed as to any federal income tax consequences of the Distribution except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

          This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material United States federal income tax consequences of the Merger. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,


                              WILSON SONSINI GOODRICH & ROSATI

                              Professional Corporation